Exhibit 10.2

FIRST AMENDMENT TO PRODUCT FULFILLMENT AND

DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT to the PRODUCT FULFILLMENT AND DISTRIBUTION AGREEMENT (the “First Amendment”) dated as of March 17, 2025, is entered into by and between ForHumanity Health, Inc., a Delaware Corporation, with a mailing address of 1041 Market Street #446, San Diego, CA 92101-7233 (“FHH”), Island 40 Group (“IG4”), a Tennessee limited liability company and Polomar Health Services, Inc., a publicly traded Nevada corporation, having a mailing address at 10940 Wilshire Boulevard, Suite 705, Los Angeles, California 90024 (“PMHS”).

WHEREAS, FHH, IG4 and PMHS entered into the Product Fulfillment and Distribution Agreement (the “Agreement”) effective as of March 12, 2025; and

WHEREAS, FHH and PMHS desire to amend the Agreement to reflect certain changed conditions and the new understanding between the parties as set forth below.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Paragraph 7(j) shall be amended to read in its entirety:

“FHH shall make advance payments upon execution hereof to PMHS in the amount of $250,000 as follows to secure the exclusivity granted herein above: a) $30,000 on March 17, 2025, b) $20,000 on March 19, 2025, c) $50,000 on March 21, 2025, d) $50,000 on or before March 25, 2025, e) $50,000 on or before March 27, 2025, and f) $50,000 on or before March 31, 2025.

2. Exhibit B shall be removed from the Agreement.

3. Miscellaneous.

(a) This First Amendment, when executed by the parties, shall be effective as of the date first stated above. All prior understandings and agreements between FHH, IG4 and PMHS are merged into, or superseded by, this First Amendment to the Agreement. This First Amendment fully and completely expresses the understanding and agreement of the parties and shall not be modified or amended except by further written agreement and consent duly executed by each of the parties hereto. FHH, IG4 and PMHS understand and agree that no representations of any kind whatsoever have been made to FHH, IG4 and PMHS other than as appear in this First Amendment and the Agreement, that FHH, IG4 nor PMHS have relied on any such representations and that no claim that it has so relied on may be made at any time and for any purpose.

(b) This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

(c) Except as amended and/or modified by this First Amendment, the Agreement is hereby ratified and confirmed and all other terms of the Agreement shall remain in full force and effect, unaltered and unchanged by this First Amendment. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

IN WITNESS WHEREOF, the parties have executed this First Amendment, effective as of the date first indicated above.

FORHUMANITY HEALTH, INC.

By:	/s/ Yoshua Davis
Name:	Yoshua Davis
Title:	Founder/President

ISLAND 40 GROUP, LLC

By:	/s/ Casey Barksdale
Name:	Casey Barksdale
Title:	President

POLOMAR HEALTH SERVICES, INC.

By:	/s/ Terrence M. Tierney
Name:	Terrence M. Tierney
Title:	President